UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2022

Enact Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40399	46-1579166
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2022, the Compensation Committee of the Board of Directors of Enact Holdings, Inc. (the “Company”) approved and adopted the Enact Holdings, Inc. Senior Executive Severance Plan (the “Executive Severance Plan”) and the Enact Holdings, Inc. Change of Control Severance Plan (the “CIC Severance Plan”). Each of our Executive Vice Presidents and Senior Vice Presidents, including Rohit Gupta, the Company’s President & Chief Executive Officer, Hardin Dean Mitchell, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and Evan Stolove, the Company’s Executive Vice President, General Counsel & Secretary, is eligible to participate in each of the plans.
Under the Executive Severance Plan, each executive is eligible to receive the following payments and benefits in the event of a termination by the Company without Cause or a resignation by the officer with Good Reason (each as defined in the Executive Severance Plan):
•a lump sum cash payment equal to 1.0 times (or 2.0 for Mr. Gupta) the sum of the executive’s annual base salary and target annual bonus amount;
•a pro-rata annual bonus for the year of termination based on actual results for the year;
•a lump sum cash payment equal to 12 months’ COBRA premiums for continued medical, dental, vision and prescription drug benefits for the executive and his eligible dependents; and
•full and immediate vesting of any unvested nonqualified pension, retirement or deferred compensation plan benefits.
Under the CIC Severance Plan, each executive is eligible to receive similar payments and benefits in the event of a termination by the Company without Cause or a resignation by the officer with Good Reason (each as defined in the CIC Severance Plan), in either case that occurs within 24 months following a Change of Control (as defined in the CIC Severance Plan), except that (1) the lump sum cash payment multiplier increases to 2.0 for all executives, other than Mr. Gupta, and to 2.5 for Mr. Gupta; (2) the pro-rata annual bonus is calculated based on actual results if such can be assessed at the time of termination, or otherwise based on target performance; and (3) the lump sum for COBRA premiums increases from 12 to 18 months.
Benefits under each of the plans is conditioned upon the executive’s execution of a release of claims that includes customary confidentiality, non-disparagement, non-competition and non-solicitation provisions.
The foregoing summary is qualified in its entirety by reference to the Executive Severance Plan and the CIC Severance Plan, copies of which are attached hereto as Exhibits 10.1 and 10.2 and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
The following materials are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Enact Holdings, Inc. Senior Executive Severance Plan
10.2	Enact Holdings, Inc. Change of Control Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENACT HOLDINGS, INC.

Dated: February 17, 2022	By:	/s/ Hardin Dean Mitchell
Hardin Dean Mitchell
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

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